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                                                                    Exhibit 10.1

                               AMENDMENT 4 TO THE
              INDUS INTERNATIONAL, INC. 1997 STOCK PLAN, AS AMENDED

     This Amendment ("Amendment") is made and executed this 18th day of October, 2005, to be effective as of the date hereof.

     WHEREAS, the Company previously has adopted the Indus International, Inc. 1997 Stock Plan, as amended (the "Plan"); and

     WHEREAS, the Board of Directors of the Company has duly authorized and approved the amendment of the definition of "fair market value" in the Plan so that such definition parallels the definition of such term as used in the Indus International, Inc. 2004 Long-Term Incentive Plan;

     NOW, THEREFORE, in accordance with Section 15 of the Plan, the Plan is hereby amended as follows:

     1. Section 2(m) of the Plan hereby is amended by deleting the existing definition in its entirety and adding the following:

          "Fair Market Value," on any date, means (i) if the Common Stock is listed on a securities exchange or is traded over the NASDAQ National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the NASDAQ National Market, the mean between the bid and offered prices as quoted by NASDAQ for such immediately preceding trading date, provided that if it is determined that the fair market value is not properly reflected by such NASDAQ quotations, Fair Market Value will be determined by such other method as the Administrator determines in good faith to be reasonable."

The provisions of the Plan, as heretofore amended, shall remain in full force and effect.

          IN WITNESS HEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.

                                          INDUS INTERNATIONAL, INC.

                                          By:      /s/Adam V. Battani
                                          Name:    Adam V. Battani
                                          Title:   Secretary, Vice President and
                                                   General Counsel